Exhibit 99.2

FORM OF PROXY CARD

ATMEL CORPORATION

1600 TECHNOLOGY DRIVE

SAN JOSE, CALIFORNIA 95110

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ATMEL CORPORATION FOR ITS SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [•], 2016

The undersigned stockholder of ATMEL CORPORATION, a Delaware corporation, hereby appoints Steven Laub and Scott Wornow, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of ATMEL CORPORATION to be held on [•], 2016 at 8:00 a.m., local time, at Atmel Corporation, 1600 Technology Drive, San Jose, California 95110 and at any adjournments or postponements thereof, and to vote all shares of Atmel common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS SAID PROXIES DEEM ADVISABLE.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

ATMEL CORPORATION 1600 TECHNOLOGY DRIVE SAN JOSE, CA 95110

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your signed and dated proxy card must be received by 11:59 p.m. Eastern Time the day before the cut-off date or meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors of Atmel Corporation recommends you vote FOR proposals 1, 2 and 3.

		For	Against	Abstain
1.	Adoption of the Agreement and Plan of Merger, dated as of January 19, 2016, among Atmel Corporation, Microchip Technology Incorporated and Hero Acquisition Corporation.	☐	☐	☐

2.	The approval, on a non-binding, advisory basis, of the compensation payments that will or may be made to Atmel’s named executive officers in connection with the Merger.	☐	☐	☐

3.	The adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement.	☐	☐	☐